Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Uwharrie Capital Corp

Albemarle, North Carolina

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-146595) of Uwharrie Capital Corp of our report dated March 31, 2011, with respect to the consolidated financial statements of Uwharrie Capital Corp and Subsidiaries, which report appears in Uwharrie Capital Corp’s 2010 Annual Report on Form 10-K.

/s/ Dixon Hughes PLLC

Asheville, North Carolina
March 31, 2011

1